Hersha Hospitality Trust
510 Walnut Street | 9th Floor
Philadelphia | PA | 19106
p. 215.238.1046 | f. 215.238.0157
hersha.com

HERSHA HOSPITALITY TRUST ANNOUNCES
THIRD QUARTER 2022 RESULTS

- Third Quarter 2022 Net Income of $2.82 Per Share -

- Third Quarter 2022 Adjusted Funds from Operations1 of $0.33 Per Share -

- Comparable ADR Growth of 16% vs. Third Quarter 2019 -

- Comparable Portfolio Hotel EBITDA Growth of 8.4% vs. Third Quarter of 2019 -

- Comparable Portfolio EBITDA Margin Growth of 249 bps vs. Third Quarter of 2019-

Philadelphia, PA, October 26, 2022 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha,” “Company,” “we” or “our”), owner of high-quality hotels in urban gateway markets and regional resort destinations, today announced results for the third quarter ended September 30, 2022.

Third Quarter 2022 Financial Results

(Unaudited in thousands, except per share amounts)
	Three Months Ended September 30, 2022

	2022	2021
Net Income (loss) applicable to common shareholders	$115,477	$(19,461)
Net income (loss) per common share	$2.82	$(0.50)

Adjusted FFO[1]	$14,978	$5,002
Adjusted FFO per common share and OP Unit	$0.33	$0.11

Net income applicable to common shareholders was approximately $115.5 million, or $2.82 per diluted common share, in the third quarter 2022, compared to a net loss applicable to common shareholders of approximately ($19.5 million), or ($0.50) per diluted common share, in the third quarter 2021. Third quarter 2022 results were primarily driven by a $167.8 million Gain on Disposition of Hotel Properties and improved performance at the Company's hotels as compared to third quarter 2021.

Mr. Jay H. Shah, Hersha’s Chief Executive Officer, stated, “Performance in the third quarter was driven by strength in our urban markets in September, benefiting from the return of midweek business travel and strong weekend leisure demand. For the first time, our comparable RevPAR growth of 3.7% in September surpassed the comparable month of 2019. We are seeing this trend accelerate into October, which is on pace to
1 Non-GAAP financial measure. An explanation of certain non-GAAP financial measures used in this press release, including, among others, AFFO, as well as reconciliations of those non-GAAP financial measures to GAAP net income, is included at the end of this press release.

record RevPAR growth of approximately 8% as compared to 2019. Strong results from September also resulted in higher portfolio RevPAR for the quarter as compared to 2019. In addition to the strength of our Non-Resort portfolio, our Resort portfolio had yet another stellar quarter, recording 24.3% RevPAR growth to 2019, and nearly 5% growth to 2021 despite the impact of Hurricane Ian at our South Florida Properties.”

Mr. Shah continued, “In addition to our operational outperformance, we had an extremely active and productive third quarter on the transactions and refinancing front. This operational and transaction momentum has carried over into the fourth quarter, in which we are forecasting a continuation of growth compared to 2019, with each month outpacing September’s RevPAR growth for the comparable portfolio. We are very pleased with our team’s execution of our strategic plan in 2022 thus far, which has allowed us to drive industry leading results at our properties, meaningfully improve our financial and operational flexibility, and with the resumption of our dividend, return cash to stockholders.”

Third Quarter 2022 Operating Results

The Company’s 26 comparable hotel portfolio generated 71.7% occupancy, an Average Daily Rate (“ADR”) of $289.75, and Revenue per Available Room (“RevPAR”) of $207.66 during the third quarter 2022.

Rates remained robust across the comparable portfolio, with ADR growth of 16% from 2019. This continuing pricing power, coupled with ongoing cost controls and aggressive asset management strategies, helped drive very strong operating margins during the quarter.

The Comparable portfolio generated $30.89M in EBITDA for the quarter, an increase of over 8% from 2019. EBITDA margin for the comparable portfolio of 32% represented a 249-basis point increase to 2019. EBITDA margins at our resorts increased 704 basis points and despite a seasonal shift to more leisure-oriented travel in the third quarter our non-resort business transient focused hotels realized EBITDA margin growth of 71 basis points compared to the third quarter of 2019.

As a result of the outperformance at several of our hotels, we accrued incentive management fees of approximately $600K in the third quarter, which were originally forecasted to be recorded at year end.

Markets

In the third quarter, three of our top five EBITDA producing assets were located in Northeast urban markets. The Boston Envoy led the way for the portfolio for the second straight quarter with $4.1M in EBITDA, and was joined by the Westin Philadelphia and Hyatt Union Square, which both produced over $2M in EBITDA. The Boston Envoy and Hyatt Union Square both exceeded 2019 EBITDA and EBITDA margin performance in the quarter.

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|2

Our non-resort portfolio EBITDA contribution rose from just under 54% in July to 77% in September, resulting in a blended 64% for the third quarter. Weekday RevPAR increased 33% during this time period including gains of ~38% in Washington D.C and Philadelphia, respectively, and just under 12% in Boston.

Our New York Urban portfolio produced approximately $10M in EBITDA for the quarter, the highest contribution of any market. EBITDA margin of 38.1% was an increase of 180 bps to 2019. In September, our New York portfolio exceeded 2019 RevPAR by 1.8% despite lower occupancies, driving an 11% increase in EBITDA from September of 2019. Excluding our Holiday Inn Express Chelsea, which is under renovation, we are forecasting RevPAR and EBITDA growth to 2019 in each month of the 4th quarter for our New York Urban portfolio.

Our resort portfolio generated RevPAR growth of 24.3% driven by 29.5% ADR growth compared to the third quarter 2019. In South Florida, we fortunately sustained no material damage from Hurricane Ian but estimate that approximately $500K of revenue was lost due to travel disruption caused by the storm resulting from transient business and group cancellations.

In what is typically the slowest quarter for our South Florida properties, both the Cadillac and Parrot Key Hotel & Villas maintained pricing power and generated over $1M in EBITDA. While 2019 was a disrupted year for these properties, the Cadillac and Parrot Key achieved EBITDA growth compared to the third quarter of 2019 of 425% and 100%, respectively.

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|3

Fourth Quarter and Full-Year 2022 Outlook

The Company is providing its operating and financial expectations for the fourth quarter and full-year 2022 following its third quarter 2022 performance. The Company’s expectations do not build in any acquisitions, dispositions or capital market activities for 2022 aside from those highlighted in this release. Based on management’s current outlook for its hotels and the markets in which it operates and does not take into account any unanticipated developments in its business or changes in its operating environment, the Company’s 2022 expectations are as follows:

	Q4'22 Outlook		2022 Outlook
($’s in millions except per share amounts)	Low	High	Low	High
Net Income Applicable to Common Shareholders	$(7.8)	$(4.8)	$87.2	$90.2
Net Income per share	$(0.19)	$(0.12)	$2.15	$2.22

Comparable Property Absolute RevPAR	$217	$227	$199	$204
Comparable Property Absolute EBITDA Margin	33.0%	34.0%	31.0%	32.0%

Adjusted EBITDA	$28.4	$31.4	$122.3	$125.3

Adjusted FFO	$14.9	$17.9	$58.4	$61.4
Adjusted FFO per share	$0.32	$0.39	$1.27	$1.34
*For detailed reconciliations of the Company's 2022 operating expectations, please see "Reconciliation of Non-GAAP Financial Measures included in 2022 Outlook"

Hersha’s fourth quarter and full-year 2022 outlook is based on a number of factors, many of which are outside the Company's control, including uncertainty surrounding any new disruptions from the COVID-19 pandemic and other macro-economic factors, including inflation, increases in interest rates, supply chain disruptions and the possibility of an economic recession or slowdown in 2022, all of which are subject to change.

Subsequent Events

We recently announced that we completed the sales of the Hotel Milo Santa Barbara and the Pan Pacific Seattle for $125 million. We also completed the sale of Courtyard Sunnyvale on October 26, 2022, the last remaining asset from the previously announced Urban Select Service disposition.

We have also entered into a definitive agreement to sell the leasehold interest on the Gate Hotel at JFK Airport for $11M, which we expect to close prior to year-end. This asset was leased to a local governmental agency for the past five years and generated over $20 million of EBITDA during that period. Upon completion of the government
510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|4

contract, the property was closed, and we determined the capital investment required to complete a needed significant renovation would not meet our return requirements.

The sale of Hotel Milo Santa Barbara and Pan Pacific Seattle, coupled with the dispositions of the Urban Select Service portfolio and the pending disposition of the Gate Hotel JFK Airport total approximately $650M in gross proceeds. Cash proceeds from these sales are forecasted to reduce our total debt by approximately $500M while generating unrestricted cash of nearly $120M.

Financing

Concurrent with the close of the first tranche of the USS-7 disposition, the Company entered into a new $500M Credit Facility on August 4, 2022. The facility consists of a $400 million Term Loan and an undrawn $100 million revolving credit line. The facilities will bear interest at 2.50% over the applicable adjusted term SOFR. The $500 million Credit Facility matures in August 2024 and has one 12-month extension option subject to certain conditions, which would result in an extended maturity to August 2025.

The Company utilized an existing swap to hedge $300 million of the new term loan at a fixed rate of approximately 3.93%. Following the refinancings, 72% of the Company’s outstanding debt is either fixed or hedged through various derivative instruments. The Company’s third-quarter weighted average interest rate was approximately 4.38% across all borrowings with a weighted average life-to-maturity of approximately 2.5 years. As we close this year, we expect to maintain a significant amount of financial and operational flexibility with a projected cash balance exceeding $200 million and a $100 million undrawn line of credit.

Dividends

Hersha paid a cash dividend of $0.4297 per Series C Preferred Share, $0.40625 per Series D Preferred Share, and $0.40625 per Series E Preferred Share for the third quarter ended September 30, 2022. The preferred share dividends were paid October 17, 2022 to holders of record as of October 1, 2022.

The Company also declared cash dividends totaling $0.05 per common share and per limited partnership unit for the third quarter ended September 30, 2022. These common share dividends and limited partnership unit distributions were paid October 17, 2022 to holders of record as of September 30, 2022.

As previously announced, the Board continues to monitor and evaluate market conditions and, if in the best interests of the Company, intends to declare a special cash dividend to holders of common shares and limited partnership units in the fourth quarter of 2022, subject to the requirements of the Company’s qualification as a real estate investment trust.

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|5

Third Quarter 2022 Conference Call

The Company will host a conference call to discuss these results at 9:00 AM Eastern Time on Thursday, October 27, 2022. Hosting the call will be Mr. Jay H. Shah, Chief Executive Officer, Mr. Neil H. Shah, President and Chief Operating Officer, and Mr. Ashish Parikh, Chief Financial Officer.

A live audio webcast of the conference call will be available on the Company’s website at www.hersha.com. The conference call can be accessed by dialing 1-844-200-6205 or 1-929-526-1599 for international participants and entering the passcode 279255 approximately 10 minutes in advance of the call. A replay of the call will be available from 11:00 AM Eastern Time on Thursday, October 27, 2022, through 11:59 PM Eastern Time on Saturday, November 26, 2022. The replay can be accessed by dialing 1-866 813-9403 or +44-204-525-0658 for international participants. The passcode for the replay is 177094. A replay of the webcast will be available on the Company’s website for a limited time.

About Hersha Hospitality Trust

Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates luxury and lifestyle hotels in urban gateway and regional resort markets. The Company’s 27 hotels totaling 4,125 rooms are located in New York, Washington, DC, Boston, Philadelphia, South Florida, and California.

The Company's common shares are traded on The New York Stock Exchange under the ticker “HT.” For more information on the Company, and the Company’s hotel portfolio, please visit the Company's website at www.hersha.com

Non-GAAP Financial Measures and Key Performance Metrics

Common key performance metrics utilized by the lodging industry are occupancy, average daily rate ("ADR"), and revenue per available room ("RevPAR"). Occupancy is calculated as the percentage total rooms sold compared to rooms available to be sold, while ADR measures the average rate earned per occupied room, calculated as total room revenue divided by total rooms sold. RevPAR is a derivative of these two metrics which shows the total room revenue earned per room available to be sold. Management uses these metrics in comparison to other hotels in our self-defined competitive peer set within proximity to each of our hotel properties.

An explanation of Funds from Operations (“FFO”), Adjusted Funds from Operations (“AFFO”), Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), EBITDA for real estate (“EBITDAre”), Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP measures, is included at the end of this release.

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|6

Cautionary Statements Regarding Forward Looking Statements

Certain matters within this press release are discussed using “forward-looking statements,” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include statements related to, among other things: assumptions regarding the impact to international and domestic business and leisure travel pertaining to any pandemic or outbreak of disease, including COVID-19, the impact from macroeconomic factors (including inflation, increases in interest rates, supply chain disruptions, and potential economic slowdown or a recession), the Company’s access to capital on the terms and timing the Company expects, the Company’s expectations regarding future interest rates and the impact of inflation on the Company’s results of operations, the restoration of public confidence in domestic and international travel, permanent structural changes in demand for conference centers by business and leisure clientele, the economic growth, labor markets, real estate values, lodging fundamentals, corporate travel, and the economic vibrancy of our target markets, the Company’s ability to grow operating cash flow, the Company’s ability to match or outperform its competitors’ performance, the ability of the Company’s hotels to achieve stabilized or projected revenue, ADR or RevPar growth or EBITDA multiples consistent with our expectations, the stability of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, the Company’s ability to increase margins, including Hotel EBITDA margins, the Company’s ability to close on the sale of the Gate Hotel at JFK Airport and reduce the Company’s total debt and generate unrestricted cash, the Company’s ability maintain a significant amount of financial and operational flexibility, and the Company’s expectations regarding any possible declaration of a special cash dividend to holders of common shares and limited partnership units in the fourth quarter 2022. Certain statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current beliefs as to the outcome and timing of future events. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “believe,” “could,” “outlook,” “consider,” “expect,” “anticipate,” “forecast,” “project,” “trend,” “likely,” “estimate,” “plan,” “believe,” “continue,” “maintain,” “intend,” “should,” “may” and words of similar import. Because these forward-looking statements relate to future events, the Company’s plans, strategies, prospects and future financial performance, and involve known and unknown risks that are difficult to predict and may be outside the Company’s control, they are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. Therefore, you should not rely on any of these forward-looking statements. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time. All information provided in this press release, unless otherwise stated, is as of October 26, 2022, and the Company undertakes no duty to update this information unless required by law.
510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|7

HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share amounts)

	September 30, 2022	December 31, 2021
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation	$1,196,953	$1,665,097
Investment in Unconsolidated Joint Ventures	5,965	5,580
Cash and Cash Equivalents	94,271	72,238
Escrow Deposits	13,129	12,707
Hotel Accounts Receivable	6,765	8,491
Due from Related Parties	142	2,495
Intangible Assets, Net of Accumulated Amortization of $5,950 and $6,944	814	1,335
Right of Use Assets	16,494	43,442
Other Assets	43,110	21,759
Hotel Assets Held for Sale	196,845	—
Total Assets	1,574,488	1,833,144

Liabilities and Equity:
Line of Credit	$—	$118,684
Term Loan, Net of Unamortized Deferred Financing Costs	397,433	496,085
Unsecured Notes Payable, Net of Unamortized Discounts and Unamortized Deferred Financing Costs	50,882	198,490
Mortgages Payable, Net of Unamortized Premium and Unamortized Deferred Financing Costs	208,620	304,614
Lease Liabilities	19,288	53,691
Accounts Payable, Accrued Expenses and Other Liabilities	46,553	43,207
Dividends and Distributions Payable	8,375	6,044
Liabilities Related to Hotel Assets Held for Sale	88,074	—
Due to Related Parties	1,484	1,723
Total Liabilities	$820,709	$1,222,538

Redeemable Noncontrolling Interest - Consolidated Joint Venture	$4,659	$2,310

Equity:
Shareholders' Equity:
Preferred Shares: $0.01 Par Value, 29,000,000 Shares Authorized, 3,000,000 Series C, 7,701,700 Series D and 4,001,514 Series E Shares Issued and Outstanding at September 30, 2022 and December 31, 2021, with Liquidation Preferences of $25 Per Share	$147	$147
Common Shares: Class A, $0.01 Par Value, 104,000,000 Shares Authorized at September 30, 2022 and December 31, 2021; 39,630,769 and 39,325,025 Shares Issued and Outstanding at September 30, 2022 and December 31, 2021, respectively	397	394
Common Shares: Class B, $0.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at September 30, 2022 and December 31, 2021	—	—
Accumulated Other Comprehensive Income (Loss)	16,652	(6,211)
Additional Paid-in Capital	1,156,213	1,155,034
Distributions in Excess of Net Income	(496,284)	(592,314)
Total Shareholders' Equity	677,125	557,050

Noncontrolling Interests - Common Units and LTIP Units	71,995	51,246

Total Equity	749,120	608,296

Total Liabilities and Equity	$1,574,488	$1,833,144
Prior year amounts have been updated to reflect data provided by a third party provider pertaining to our interest rate hedges

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|8

HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Revenues:
Hotel Operating Revenues:
Room	$81,473	$68,302	$244,847	$164,191
Food & Beverage	14,405	9,616	39,171	19,920
Other Operating Revenues	8,263	7,289	25,149	18,332
Total Hotel Operating Revenues	104,141	85,207	309,167	202,443
Other Revenue	107	44	239	69
Total Revenues	104,248	85,251	309,406	202,512
Operating Expenses:
Hotel Operating Expenses:
Room	17,892	14,706	51,929	36,254
Food & Beverage	11,342	7,123	31,353	15,405
Other Operating Expenses	33,425	28,160	95,820	71,820
Total Hotel Operating Expenses	62,659	49,989	179,102	123,479
Gain on Insurance Settlements	—	—	(962)	(961)
Property Losses in Excess of Insurance Recoveries	—	—	—	250
Hotel Ground Rent	1,185	1,129	3,806	3,293
Real Estate and Personal Property Taxes and Property Insurance	7,561	8,963	24,379	28,500
General and Administrative	3,115	2,709	9,084	8,182
Share Based Compensation	2,768	2,259	8,608	7,017
Terminated Transaction Costs	—	—	—	390
Depreciation and Amortization	14,900	20,484	51,179	63,300
Loss on Impairment of Assets	10,024	—	10,024	222
Total Operating Expenses	102,212	85,533	285,220	233,672

Operating Income (Loss)	2,036	(282)	24,186	(31,160)
Interest Income	101	3	103	8
Interest Expense	(11,333)	(14,214)	(39,600)	(41,886)
Other Income (Expense)	467	(176)	260	201
Gain on Disposition of Hotel Properties	167,800	—	167,800	48,352
Loss on Debt Extinguishment	(17,958)	—	(17,958)	(3,069)
Income (Loss) before Results from Unconsolidated Joint Venture Investments and Income Taxes	141,113	(14,669)	134,791	(27,554)

Income (Loss) from Unconsolidated Joint Venture Investments	478	(611)	(101)	(1,858)

Income (Loss) before Income Taxes	141,591	(15,280)	134,690	(29,412)
Income Tax (Expense) Benefit	(5,402)	(277)	(5,516)	161
Net Income (Loss)	136,189	(15,557)	129,174	(29,251)
(Income) Loss Allocated to Noncontrolling Interests
Common Units	(15,283)	2,140	(13,025)	4,689
Consolidated Joint Venture	615	—	(2,349)	(1,810)
Preferred Distributions	(6,044)	(6,044)	(18,131)	(18,131)

Net Income (Loss) Applicable to Common Shareholders	$115,477	$(19,461)	$95,669	$(44,503)

Earnings per Share:
BASIC
Net Income (Loss) Applicable to Common Shareholders	$2.92	$(0.50)	$2.43	$(1.14)
DILUTED
Net Income (Loss) Applicable to Common Shareholders	$2.82	$(0.50)	$2.35	$(1.14)

Weighted Average Common Shares Outstanding:
Basic	39,465,645	39,139,610	39,325,679	39,070,059
Diluted	40,881,195	39,139,610	40,702,611	39,070,059
Prior year amounts have been updated to reflect data provided by a third party provider pertaining to our interest rate hedges

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|9

Non-GAAP Measures

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the December 2018 Financial Standards White Paper of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations. We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP. As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•deducting or adding back income tax benefit or expense;
•adding back non-cash share-based compensation expense;
•adding back acquisition and terminated transaction expenses;
•adding back amortization of discounts, premiums, and deferred financing costs;
•adding back write-offs of deferred financing costs on debt extinguishment;
•adding back straight-line amortization of ground lease expense; and
•adding back interest expense that has been paid-in-kind.

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|10

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We evaluate our performance by reviewing AFFO, in addition to FFO, because we believe that adjusting FFO to exclude certain recurring and non-recurring items as described above provides useful supplemental information regarding our ongoing operating performance and that the presentation of AFFO, when combined with the primary GAAP presentation of net income (loss), more completely describes our operating performance. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors. We present FFO and AFFO applicable to common shares and OP Units because our OP Units are redeemable for common shares. We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and OP Units. In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.
510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|11

The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

Net income (loss) applicable to common shares	$115,477	$(19,461)	$95,669	$(44,503)
Income (loss) allocated to noncontrolling interest	14,668	(2,140)	15,374	(2,879)
(Income) loss from unconsolidated joint ventures	(478)	611	101	1,858
Gain on disposition of hotel properties	(167,800)	—	(167,800)	(48,352)
Loss from impairment of depreciable assets	10,024	—	10,024	222
Depreciation and amortization	14,900	20,484	51,179	63,300
Funds from consolidated hotel operations applicable to common shares and Partnership units	(13,209)	(506)	4,547	(30,354)

Income (loss) from unconsolidated joint venture investments	478	(611)	(101)	(1,858)
Unrecognized pro rata interest in loss of unconsolidated joint venture	79	88	(219)	(726)
Depreciation and amortization of difference between purchase price and historical cost	21	29	63	71
Interest in depreciation and amortization of unconsolidated joint ventures	621	599	1,873	1,881
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	1,199	105	1,616	(632)

Funds from Operations applicable to common shares and Partnership units	(12,010)	(401)	6,163	(30,986)

Income tax expense (benefit)	5,402	277	5,516	(161)
Non-cash share based compensation expense	2,768	2,259	8,608	7,017
Straight-line amortization of lease expense	88	127	385	384
Terminated transaction costs	—	—	—	390
Amortization of discounts, premiums, and deferred financing costs	984	1,264	3,928	3,768
Amortization of other comprehensive income for amended interest rate swaps	(212)	(375)	(950)	(690)
Interest expense paid-in-kind	—	1,851	1,855	4,365
Deferred financing costs and debt premium written off in debt extinguishment	17,958	—	17,958	3,069
Loss on remediation of damage, excluding impairment of depreciable assets	—	—	—	250

Adjusted Funds from Operations	$14,978	$5,002	$43,463	$(12,594)

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.33	$0.11	$0.95	$(0.28)

Diluted Weighted Average Common Shares and Partnership Units Outstanding	46,034,477	44,799,662	45,929,811	44,734,157
Prior year amounts have been updated to reflect data provided by a third party provider pertaining to our interest rate hedges

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|12

EBITDAre and Adjusted EBITDA

Earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) is a supplemental measure of our operating performance and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. NAREIT adopted EBITDA for real estate (“EBITDAre”) a measure calculated by adding gains from the disposition of hotel operations, in order to promote an industry-wide measure of REIT operating performance. We also adjust EBITDAre for interest in amortization and write-off of deferred financing costs of our unconsolidated joint ventures, deferred financing costs write-offs in debt extinguishment, non-cash share-based compensation expense, acquisition and terminated transaction costs and net operating loss incurred on non-operation properties to calculate Adjusted EBITDA.

Our EBITDAre and Adjusted EBITDA computation may not be comparable to EBITDAre or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA and EBITDAre to be meaningful measures of a REIT's performance because they are widely followed by industry analysts, lenders and investors and that they should be considered along with, but not as an alternative to, GAAP net income (loss) as a measure of the Company's operating performance.

HERSHA HOSPITALITY TRUST
EBITDAre and Adjusted EBITDA
(in thousands)
	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net income (loss)	$136,189	$(15,557)	$129,174	$(29,251)
(Income) loss from unconsolidated joint ventures	(478)	611	101	1,858
Interest expense	11,333	14,214	39,600	41,886
Non-operating interest income	(101)	(3)	(103)	(8)
Income tax expense (benefit)	5,402	277	5,516	(161)
Depreciation and amortization	14,900	20,484	51,179	63,300
EBITDA from consolidated hotel operations	167,245	20,026	225,467	77,624
Gain on disposition of hotel properties	(167,800)	—	(167,800)	(48,352)
Loss from impairment of depreciable assets	10,024	—	10,024	222
EBITDAre from consolidated hotel operations	9,469	20,026	67,691	29,494
Income (loss) from unconsolidated joint venture investments	478	(611)	(101)	(1,858)
Unrecognized pro rata interest in loss of unconsolidated joint venture	79	88	(219)	(726)
Depreciation and amortization of difference between purchase price and historical cost	21	29	63	71
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	1,083	927	3,056	2,835
EBITDAre from unconsolidated joint venture operations	1,661	433	2,799	322
EBITDAre	11,130	20,459	70,490	29,816
Non-cash share based compensation expense	2,768	2,259	8,608	7,017
Straight-line amortization of lease expense	88	127	385	384
Terminated transaction costs	—	—	—	390
Loss on reclassification of other comprehensive income for interest rate swaps	—	—	—	324
Deferred financing costs and debt premium written off in debt extinguishment	17,958	—	17,958	3,069
Loss on remediation of damage, excluding impairment of depreciable assets	—	—	—	250
Adjusted EBITDA	$31,944	$22,845	$97,441	$41,250
Prior year amounts have been updated to reflect data provided by a third party provider pertaining to our interest rate hedges

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|13

Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes the Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure. In addition, our Hotel EBITDA computation may not be comparable to Hotel EBITDA or other similar metrics reported by other companies that interpret the definition of Hotel EBITDA differently than we do. Management believes Hotel EBITDA to be a meaningful measure of performance of a portfolio of hotels because it is followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, operating income (loss) as reported in our unaudited summary results as a measure of our hotel portfolio’s operating performance.

HERSHA HOSPITALITY TRUST
Hotel EBITDA
(in thousands)
	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

Operating income (loss)	$2,036	$(282)	$24,186	$(31,160)
Other revenue	(107)	(44)	(239)	(69)
Gain on insurance settlement	—	—	(962)	(961)
Loss from impairment of depreciable assets and remediation	10,024	—	10,024	472
Depreciation and amortization	14,900	20,484	51,179	63,300
General and administrative	3,115	2,709	9,084	8,182
Share based compensation	2,768	2,259	8,608	7,017
Terminated transaction costs	—	—	—	390
Straight-line amortization of ground lease expense	88	127	385	384
Other	589	135	593	18
Hotel EBITDA	$33,413	$25,388	$102,858	$47,573

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|14

Reconciliation of Non-GAAP Financial Measures Included in 2022 Outlook

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

	Q4 2022 Outlook
(in millions, except per share data)	Low	High
Net loss applicable to common shares	$(7.8)	$(4.8)
Loss allocated to noncontrolling interests	(1.2)	(0.7)
Income from unconsolidated joint ventures	(0.1)	(0.2)
Depreciation and amortization	15.4	15.4
Funds from consolidated hotel operations applicable to common shares and Partnership units	6.3	9.7

Loss from unconsolidated joint venture investments	0.1	0.2
Depreciation and amortization of difference between purchase price and historical cost	0.02	0.02
Unrecognized pro rata interest in (loss) income of Cindat joint venture	0.08	0.08
Interest in depreciation and amortization and Unrecognized pro rata interest in loss	0.6	0.6
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	0.8	0.9

Funds from Operations applicable to common shares and Partnership units	7.1	10.6

Interest in amortization and write-off of deferred financing costs of unconsolidated joint ventures	—	—
Non-cash share based compensation expense	6.0	6.0
Straight-line amortization of ground lease expense	0.1	0.1
Income tax benefit	—	(0.1)
Amortization of deferred financing costs	1.0	1.0
Amortization of amended interest rate swap liability	—	—
Other	0.7	0.3
Adjusted Funds from Operations	$14.9	$17.9

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.32	$0.39

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|15

Adjusted EBITDA
	Q4 2022 Outlook
($'s in millions)	Low	High

Net Loss Income Applicable to Common Shareholders	$(7.8)	$(4.8)
Loss allocated to Noncontrolling Interests	(1.2)	(0.7)
Preferred Distributions	6.0	6.0
Net Loss	(3.0)	0.5
Income from unconsolidated joint ventures	(0.1)	(0.2)
Interest expense	8.7	8.7
Non-operating interest income	(0.70)	(0.70)
Income tax benefit	—	(0.1)
Depreciation and amortization	15.4	15.4
EBITDAre from consolidated hotel operations	20.4	23.7

Loss from unconsolidated joint venture investments	0.1	0.2
Unrecognized pro rata interest in (loss) income of Cindat joint venture	0.1	0.1
Add:
Depreciation and amortization of difference between purchase price and historical cost	—	—
Adjustment for interest in interest expense, depreciation and amortization, and Unrecognized pro rata interest in (loss) income	1.0	1.0
EBITDAre from unconsolidated joint venture hotel operations	1.2	1.3

EBITDAre	21.6	25.0

Interest in amortization and write-off of deferred financing costs of unconsolidated joint ventures	—	—
Non-cash share based compensation expense	6.0	6.0
Straight-line amortization of ground lease expense	0.1	0.1
Other	0.7	0.3
Adjusted EBITDA	$28.4	$31.4

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|16

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

	FY 2022 Outlook
(in millions, except per share data)	Low	High
Net loss applicable to common shares	$87.2	$90.2
Loss allocated to noncontrolling interests	14.1	14.5
Income from unconsolidated joint ventures	—	(0.1)
Gain on disposition	(167.7)	(167.8)
Loss from impairment of depreciable assets	10.1	10.0
Depreciation and amortization	66.6	66.6
Funds from consolidated hotel operations applicable to common shares and Partnership units	10.3	13.4

Income from unconsolidated joint venture investments	—	0.1
Depreciation and amortization of difference between purchase price and historical cost	0.1	0.1
Interest in depreciation and amortization and Unrecognized pro rata interest in income	2.4	2.4
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	2.5	2.6

Funds from Operations applicable to common shares and Partnership units	12.8	16.0

Interest in amortization and write-off of deferred financing costs of unconsolidated joint ventures	—	—
Non-cash share based compensation expense	14.6	14.6
Straight-line amortization of ground lease expense	0.5	0.5
Income tax (benefit) expense	3.9	4.0
Amortization of deferred financing costs	4.9	4.9
Junior Capital Interest to be paid upon maturity	1.9	1.9
Deferred financing costs write-off in debt extinguishment	18.0	18.0
Amortization of other comprehensive income for amended interest rate swaps	(0.2)	(0.2)
Other	2.0	1.7
Adjusted Funds from Operations	$58.4	$61.4

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$1.27	$1.34

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|17

Adjusted EBITDA

	FY 2022 Outlook
($'s in millions)	Low	High

Net Loss Applicable to Common Shareholders	$87.2	$90.2
Loss allocated to Noncontrolling Interests	14.1	14.5
Preferred Distributions	24.2	24.2
Net Loss	125.5	128.9
Loss from unconsolidated joint ventures	—	(0.1)
Interest expense	49.1	49.1
Non-operating interest income	(0.8)	(0.8)
Income tax expense	3.9	4.0
Depreciation and amortization	66.6	66.6
EBITDAre from consolidated hotel operations	244.3	247.7

Gain on Dispositions	(167.8)	(167.8)
Loss on Impairment of Assets	10.0	10.0

Income from unconsolidated joint venture investments	—	0.1
Add:
Depreciation and amortization of difference between purchase price and historical cost	0.1	0.1
Unrecognized pro rata interest in (loss) income of Cindat joint venture	(0.1)	(0.1)
Adjustment for interest in interest expense, depreciation and amortization, and Unrecognized pro rata interest in income	4.0	4.0
EBITDAre from unconsolidated joint venture hotel operations	4.0	4.1

EBITDAre

Deferred financing costs and debt premium written off in debt extinguishment	14.4	14.4
Non-cash share based compensation expense	14.6	14.6
Straight-line amortization of ground lease expense	0.5	0.5
Junior Capital Interest to be paid upon maturity	—	—
Other	2.3	1.8
Adjusted EBITDA	$122.3	$125.3

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|18

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. These can be found in the Investor Relations section and the “SEC Filings” and “News & Presentations” page of the Company’s website, www.hersha.com.

Contact:
Ashish Parikh, Chief Financial Officer
Phone: 215-238-1046
510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|19